UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2017

 CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2017, C. Kristopher Hagedorn informed CONSOL Energy Inc. (the “Company”) of his decision to resign as Vice President and Controller and principal accounting officer of the Company to pursue other opportunities.  Nicholas J. DeIuliis, the Company’s Chief Executive Officer and President, thanked Mr. Hagedorn for his many contributions to the Company.  It is expected that Mr. Hagedorn will remain in his current position until November 29, 2017.
In connection with Mr. Hagedorn’s resignation, the Company has appointed Jason Mumford on November 2, 2017 to serve as its principal accounting officer on an interim basis, effective immediately upon the termination of Mr. Hagedorn’s employment on November 29, 2017. Mr. Mumford, age 37, has served as the Company’s Assistant Controller since August 3, 2015, and previously served as the Company’s Senior Manager of Controllers (from April 4, 2014 through August 2, 2015), Manager of Revenue Gas (from October 31, 2011 through April 13, 2014), and Manager of Financial Accounting (from May 17, 2010 through October 30, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By: /s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: November 3, 2017